Exhibit 99.1

Mobiquity Technologies Names Thomas M. Arnost Executive Chairman

Former Univision President To Provide Leadership and Guidance Over Premier Location-Based Mobile Advertising And App Engagement Network

GARDEN CITY, N.Y., February 02, 2015 – Mobiquity Technologies, Inc. (OTCQB: MOBQ) ("Mobiquity" or "the Company"), which is attempting to build the largest national location-based mobile advertising and app engagement network, has named Thomas M. Arnost, executive chairman.

Previously chairman and director, Arnost will more actively participate in initiatives that drive Company growth.

Before joining the Company in November of 2013, Arnost served as co-president of Univision Communications, Inc. Station Group. He served as co-president of the Univision Television Station Group from 1997 to 2006 and prior to that, served as executive vice president from 1994 to 1996. During his tenure with Univision, Arnost’s vision and leadership helped contribute to the station group's unprecedented growth. Total station group revenues grew from under $120 million in 1993 to over $600 million in 2006, just prior to the sale of the company to a group of private equity companies. Also during his tenure, Univision's market value grew from $500 million to $14 billion.

Mobiquity Technologies has the largest shopping mall-based beacon advertising network in the country. The network footprint currently includes 220 premier U.S. shopping malls and will grow to more than 240 mall locations in the coming months through Mobiquity Technologies' exclusive mall relationships. The network presently covers 3,000 unique retailers with nearly 25,000 storefronts, and will give the Mobiquity Networks’ advertisers the opportunity to reach out to approximately 200 million monthly mall shoppers, in real-time, just as they are deciding which retailers to visit and what brands to buy.

“The state-of-the-art technology developed by Mobiquity Networks has enabled marketers to move away from simple mass media to now reap the benefits of mass personalization,” Arnost said. “The Company’s mission is to enhance the consumer brick and mortar shopping experience through the delivery of highly targeted and relevant content to individuals, but on a massive scale.

It’s a win-win-win for the consumer, the retailer and the brand. The key is giving consumers what they want and expect, at exactly the right time, when they are actually in the shopping process.”

“Relatively few have matched Tom’s level of business success,” said Dean Julia, Co-Chief Executive Officer of Mobiquity Technologies. “He has been a tremendous asset over the year. We look forward to more of Tom’s involvement, especially given his strong belief in our team and business model.”

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About Mobiquity Technologies

Mobiquity Technologies, Inc. (OTCQB:  MOBQ) ("Mobiquity"), a leading national location based mobile advertising network, has developed one of the largest consumer-focused proximity networks in the world.  Mobiquity's integrated suite of leading-edge location based mobile advertising technologies allows our clients to execute more personalized and contextually relevant experiences, driving brand awareness and incremental revenue. Mobiquity Technologies will continue to attempt to expand its location-based mobile advertising solutions to create "smart malls" in retail destinations across the U.S. using Bluetooth-enabled iBeacon technology.  Please visit the Company's corporate website at: www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes of competition, possible loss of customers, and the company’s ability to attract and retain key personnel.

Contact:

For media inquiries:
Mobiquity Technologies
Jim Meckley

(516) 256-7766 x222

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